Exhibit 99.1

News Release Contacts: Tatiana Stead 703.720.2352 Tatiana.stead@capitalone.com

FOR IMMEDIATE RELEASE: February 1, 2013
Julie Rakes 804.284.5800 Julie.rakes@capitalone.com

Stephen S. Crawford to Become Chief Financial Officer for Capital One in May

CFO Gary Perlin to retire

McLean, Va. (February 1, 2013) – Capital One Financial Corporation (NYSE: COF) today announced that Stephen S. Crawford will join the company as Chief Financial Officer Designate on February 4, 2013 and become a member of the Executive Committee, reporting to Capital One’s Chairman and Chief Executive Officer, Richard D. Fairbank. In May, Crawford will succeed Chief Financial Officer Gary L. Perlin, who, after a decade of leadership at Capital One, has decided to retire.

Perlin will remain in his position as CFO and a member of Capital One’s Executive Committee through May 24, 2013 at which time Crawford will transition into the CFO role. Perlin will continue to work with Capital One as a Senior Advisor to the CEO through February 1, 2014.

“Gary has been a trusted and valued partner over the past decade,” said Fairbank. “Among many contributions, his counsel and leadership were instrumental as we successfully weathered an unprecedented financial crisis and emerged in an even stronger position to grow our company and create shareholder value. Gary has built a great team and has helped us transform Capital One in many ways over the years, and I am grateful for everything he has done to enable us to build a great company.”

Crawford joins Capital One from Centerview Partners where, as partner and co-founder, he has provided advice and counsel to many of the most prominent financial institutions in the United States. Crawford has been an advisor to Capital One on a broad

Capital One

range of strategic and financial matters which will help ensure continuity and a smooth transition for the CFO role. Prior to launching Centerview, Crawford spent nearly 20 years in various positions at Morgan Stanley, including serving as Chief Financial Officer, Chief Administrative Officer, and Chief Strategic Officer.

“I have the greatest respect for Steve and am excited about the impact he will make in his new role,” said Fairbank. “Steve brings great experience and skills to the position. He has worked with Capital One as an advisor over the last several years and knows our company, the industry and our management team well. And he has significant financial services and CFO experience. I am confident that his proven leadership and financial abilities will enable Steve to help us drive strong financial performance and disciplined execution as we continue to focus on creating sustainable value for our investors and customers.”

As CFO, Crawford will be responsible for managing Capital One’s Global Finance team which includes our financial strategy, planning, accounting and reporting, funding and treasury operations, corporate finance, and investor relations. Crawford will be based in New York.

“I have watched the transformation of Capital One over the last decade and have the greatest admiration for Rich and his strategic vision for the company,” said Crawford. “It is an honor to take on this important role and I look forward to continuing to help create a great company and bring value to our investors.”

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N. A., had $212.5 billion in deposits and $312.9 billion in total assets outstanding as of December 31, 2012. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and

Capital One

commercial clients through a variety of channels. Capital One, N.A. has more than 900 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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